UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2017

Ellington Residential Mortgage REIT
(Exact name of registrant specified in its charter)

Maryland	001-35896	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2017, Ellington Residential Mortgage REIT (the “Company”) announced that Lisa Mumford, the Company’s Chief Financial Officer (“CFO”), is expected to retire from her position with the Company on or about March 30, 2018. Upon Ms. Mumford’s retirement, Christopher Smernoff, the Company’s Controller, will assume the role of CFO, and JR Herlihy, the Company’s Treasurer, will become Chief Operating Officer (“COO”).
Ms. Mumford has served as the Company’s CFO since April 2013. We expect, subject to the negotiation of a definitive agreement, to enter into a Retirement Agreement with Ms. Mumford, pursuant to which her deferred compensation will continue to vest according to schedule and she will make herself available to provide reasonable assistance to the Company during such vesting period.

Mr. Smernoff, 41, joined Ellington Management Group L.L.C. (“Ellington”) in January 2007 and has been the Company’s Controller since April 2013. As the Company’s Controller, Mr. Smernoff is responsible for managing all aspects of the finance and accounting operations of the Company. In addition, Mr. Smernoff has served since February 2010 as the Controller of Ellington’s other public company affiliate, Ellington Financial LLC (NYSE: EFC). From January 2007 through February 2010, Mr. Smernoff was an Assistant Controller for various private entities managed by Ellington. Prior to January 2007, Mr. Smernoff was employed as a manager in the assurance practice of PricewaterhouseCoopers LLP, where he was primarily focused on providing audit and accounting services to a variety of clients in the investment management industry. Mr. Smernoff is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting and Finance from Boston College.

Mr. Herlihy, 36, joined Ellington in April 2011 and has been the Company’s Treasurer since May 2017. In addition, Mr. Herlihy has been the Treasurer of Ellington Financial LLC (NYSE: EFC) since May 2017. Mr. Herlihy is also a Director at Ellington, where he has served in various capacities, including serving as Co-Chief Investment Officer of the Company’s former affiliate, Ellington Housing Inc. (“EHR”), a real estate investment trust that was focused on single- and multi-family residential real estate assets, from EHR’s inception in September 2012 through December 2016. Mr. Herlihy also served as EHR’s Interim Chief Financial Officer from March 2015 through January 2016. Prior to April 2011, Mr. Herlihy held various positions in the real estate industry, including at the real estate private equity firm GTIS Partners LP, Capmark Financial Group (formerly GMAC Commercial Mortgage), and Jones Lang LaSalle. Mr. Herlihy earned a B.A. in Economics and History from Dartmouth College, summa cum laude and Phi Beta Kappa.

Item 7.01    Regulation FD Disclosure

On December 14, 2017, the Company issued a press release relating to the retirement of Ms. Mumford as the CFO of the Company, the promotion of Mr. Smernoff as the successor CFO the Company and the promotion of Mr. Herlihy as the COO of the Company. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, Exhibit 99.1 furnished pursuant to Item 9.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being filed herewith this Current Report on Form 8-K.
99.1    Press Release dated December 14, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON RESIDENTIAL MORTGAGE REIT

Dated: December 14, 2017	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer

Exhibit Index

Exhibit            Description
99.1            Press Release dated December 14, 2017